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                                                                  EXHIBIT 99.(r)

                             SECRETARY'S CERTIFICATE

I, Mary Moran Zeven, Secretary of the streetTRACKS Series Trust (the "Trust"), hereby certify that the following resolution was approved by a majority of the Board of Trustees of the Trust at a meeting held on August 18, 2003:

RESOLVED, that Stephanie M. Nichols and Mary Moran Zeven be, and each of them hereby is, authorized to execute and sign on behalf of Agustin Fleites, as President of the Trust, and Donald A. Gignac, as Treasurer and CFO of the Trust, all amendments to the Trust's Registration Statement on Form N-1A pursuant to powers of attorney from Agustin Fleites and Donald A. Gignac.

In witness whereof, I have hereunto set my hand this October 17, 2003.

                                                       /s/ Mary Moran Zeven
                                                       -------------------------
                                                       Mary Moran Zeven
                                                       Secretary